Exhibit 10.60

AMENDMENT TO THE RESTATED LIMITED LIABILITY COMPANY AGREEMENT ENTERED INTO BETWEEN SINOVEN BIOPOLYMERS INC., NATUREWORKS LLC, AMBERWORKS LLC AND BIOAMBER INC. AS OF FEBRUARY 15, 2012

This Amendment Agreement is made as of August —, 2012, between Sinoven Biopolymers Inc. (“Sinoven”), NatureWorks LLC (“NatureWorks”), AmberWorks LLC (“AmberWorks”) and BioAmber Inc. (“BioAmber”).

WHEREAS Sinoven, NatureWorks, AmberWorks and BioAmber have entered into a Restated Limited Liability Company Agreement as of February 15, 2012 (the “Agreement”);

WHEREAS the parties agree to amend the Agreement as set forth herein.

THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	The Agreement is modified in the following manner, the provisions of the Agreement not modified herein shall continue to be in force as stated in the Agreement:

1.1.	The first page of the Agreement is modified as follows:

“BIOAMBER INC. (“BioAmber”) (solely for the purpose of Sections 11.2 (b), (c) and 15.4 hereof)

1.2.	The first paragraph of the second page is deleted and replaced by the following:

“This RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement” or this “LLC Agreement”) is entered into as of the 15th day of February, 2012, among Sinoven Biopolymers Inc., a Delaware corporation (“Sinoven”), NatureWorks LLC, a Delaware Limited Liability Company (“NatureWorks”) and AmberWorks LLC, a Delaware limited liability company (the “Company”) and BioAmber Inc. (“BioAmber”) (solely for the purpose of Sections 11.2(b), (c) and 15.4 hereof).”

1.3.	The last paragraph of the preamble is deleted and replaced by the following:

“In consideration of the terms, conditions and the mutual agreements contained in this LLC Agreement, and intending to be legally bound hereby, Sinoven, NatureWorks and the Company (and BioAmber, solely for the purpose of Sections 11.2(b), (c) and 15.4 hereof) agree as follows:”

1.4.	Section 11.2 (b) of the Agreement is deleted and replaced by the following:

“11.2 (b) Insurance. BioAmber, as the parent entity of Sinoven, may (without being obliged to do so), if permitted under its own insurance policies or as may be agreed to with its insurers, extend its insurance policies to cover the Company, so long as such policies contain the types and limits of insurance listed in Schedule 11.2(b) in accordance with the requirements and conditions set forth in such Schedule, unless otherwise directed by the Governance Board. If BioAmber cannot provide such coverage to the Company, the Company shall maintain the types and limits of insurance listed in Schedule 11.2(b) in accordance with the requirements and conditions set forth in that Schedule, unless otherwise directed by the Governance Board. BioAmber and the Company shall provide annually, on or before January 15th, a report of such insurance coverage (including the insurer’s name(s), each policy’s period and limits, applicable deductibles and a brief coverage commentary) to each of the Members.”

1.5.	Section 11.2(c) of the Agreement is added:

“11.2 (c) Additional Costs for Insurance. The additional costs to be incurred by BioAmber in the event that the Company is covered through BioAmber’s insurance policies shall be borne by BioAmber who shall invoice NatureWorks for half of such additional costs, and NatureWorks shall pay to BioAmber such amounts within 30 days of the receipt on an invoice to such effect.”

1.6.	Section 11.3(b)(ix) of the Agreement is deleted and replaced by the following:

“11.3(b)(ix) Originals or copies of the insurance policies purchased by the Company, or by BioAmber on behalf of the Company; and”

1.7.	Section 15.4 of the Agreement is deleted and replaced by the following:

“Until such time as BioAmber becomes a Member of the Company in connection with the merger of Sinoven into BioAmber, and subject to the satisfaction by BioAmber of the requirements of this Agreement, BioAmber agrees to be bound by the obligations of this Article XV as if it were a Member as defined herein. In addition, for the purpose of resolving disputes related to this Section 15.4, BioAmber agrees to be bound to the dispute resolution provisions of Article XIV as if it were a “Member” for the purposes of such Article. Furthermore, BioAmber agrees to be bound by the obligations resulting from Sections 11.2 (b) and (c) as if it were a Member. BioAmber also agrees to be bound by any additional provisions of this Agreement that are necessary to ensure that NatureWorks and the Company receive the benefit of this Section 15.4.

1.8.	The title of Schedule 11.2(c) is modified as follows:

“SCHEDULE 11.2 (b)

INSURANCE”

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

	SINOVEN BIOPOLYMERS INC.		NATUREWORKS LLC

By:	/s/ Jean-François Huc	By:	/s/ Marc Verbruggen
	Jean-François Huc, Director		Marc Verbruggen, President & CEO

AMBERWORKS LLC

		By:	/s/ Marc Verbruggen
Marc Verbruggen, duly authorized by the Board

		By:	/s/ Jean-François Huc
Jean-François Huc, duly authorized by the Board

Solely in respect of its undertaking in Sections 11.2(b), (c) and 15.4 of this Agreement.

BIOAMBER INC.

By:	/s/ Jean-François Huc
Name:	Jean-François Huc
Title:	President & CEO

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